MERRILL LYNCH VARIABLE SERIES FUNDS, INC./

MERRILL LYNCH HIGH CURRENT INCOME V.I. FUND

SERIES #4

FILE # 811-3290

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
7/16/2004	Freescale Semiconductor 6.88% 7/15/11	$350,000,000	$500,000

Goldman, Sachs & Co

Citigroup Global Markets Inc

J.P. Morgan Securities Inc

Banc of America Securities LLC

Credit Suisse First Boston LLC

Deutsche Bank Securities Inc

Merrill Lynch

ABN AMRO Incorporated

BNP Paribas Securities Corp

Calyon Securities (USA) Inc

Dresdner Kleinwort Wasserstein Securities LLC

Harris Nesbitt Corp

Mizuho International plc

UBS Securities LLC

7/16/2004	Freescale Semiconductor 7.13% 7/15/14	$500,000,000	$1,425,000

Goldman, Sachs & Co

Citigroup Global Markets Inc

J.P. Morgan Securities Inc

Banc of America Securities LLC

Credit Suisse First Boston LLC

Deutsche Bank Securities Inc

Merrill Lynch

ABN AMRO Incorporated

BNP Paribas Securities Corp

Calyon Securities (USA) Inc

Dresdner Kleinwort Wasserstein Securities LLC

Harris Nesbitt Corp

Mizuho International plc

UBS Securities LLC

7/20/2004	Jean Coutu Grp 8.5% 8/1/14	$1,200,000,000	$900,000	Merrill Lynch Deutsche Bank Securities Inc NBF Securities (USA) Corp
8/13/2004	Rainbow National Services 8.75% 9/1/12	$300,000,000	$750,000

Banc of America Securities LLC

Bear, Stearns & Co. inc

Credit Suisse First Boston LLC

J.P. Morgan Securities Inc

Citigroup Global Markets Inc

Wachovia Capital Markets, LLC

Calyon Securities (USA) Inc

Merrill Lynch, Fierce, Fenrier & Smith

Incorporated

TD Securities (USA) Inc

10/22/2004	Advanced Micro Devices 7.75% 11/1/12	$600,000,000	$2,000,000	Citigroup Global Markets Inc Credit Suisse First Boston LLC Merrill Lynch Morgan Stanley & Co. Incorporated
10/29/2004	Advertising Directory Solutions 9.25% 11/15/12	$170,000,000	$250,000	JP Morgan Banc of America Securities LLC Deutsche Bank Securities Merrill Lynch & Co.
12/8/2004	Stone Energy 6.75% 12/15/04	$200,000,000	$600,000	Merrill Lynch & Co. Goldman, Sachs & Co. RBS Greenwich Capital Howard Weil Incorporated Johnson Rice & Company LLC
12/14/2004	Reliant Resources Inc 6.75 12/15/14	$750,000,000	$1,150,000

Goldman, Sachs & Co

Banc of America Securities LLC

Barclays capital Inc

Deutsche Bank Securities Inc

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

ABN AMRO Incorporated

Scotia Capital (USA) Inc

J.P. Morgan Securities Inc

UBS Securities LLC

12/15/2004	Goodman Global Holding Co. 5.76% 6/15/12	$250,000,000	$325,000	UBS Investment Bank JP Morgan Credit Suisse First Boston Deutsche Bank Securities Merrill Lynch & Co.
12/15/2004	Goodman Global Holding Co. 7.88% 12/15/12	$400,000,000	$750,000	UBS Investment Bank JP Morgan Credit Suisse First Boston Deutsche Bank Securities Merrill Lynch & Co.